UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 3, 2018

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On May 3, 2018, the Company held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”).  Set forth below are the matters submitted at the Annual Meeting by the Board to a vote of the Company’s stockholders and the final results of the voting for each proposal.

Proposal 1: Election of Directors

Each of the following nominees for director was elected based on the following vote:

Nominee	For	Against	Abstained	Broker Non-Votes

Evelyn D’An	14,670,179	95,334	86,736	2,826,640

Martin Fogelman	14,668,586	96,927	86,736	2,826,640

Robin Marino	14,669,086	95,427	87,736	2,826,640

Mark Messner	14,669,170	96,243	86,836	2,826,640

Alan Mustacchi	14,669,186	95,227	87,836	2,826,640

Andrew Train	14,669,285	95,228	87,736	2,826,640

Stephen J. Zelkowicz	14,670,170	95,243	86,836	2,826,640

Proposal 2: Approval, on an Advisory Basis, of Named Executive Officer Compensation

The compensation of the Company’s named executive officers for 2017 was approved by a non-binding advisory vote based on the following vote:

For	Against	Abstained	Broker Non-Votes
14,721,283	118,546	12,420	2,826,640

Proposal 3: Ratification of Appointment of RSM US LLP as Independent Auditor

The appointment of RSM US LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 29, 2018 was ratified based on the following vote:

For	Against	Abstained
17,485,442	169,635	23,812

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: May 4, 2018	By:	/s/ William E. Mote, Jr.
William E. Mote, Jr.
Chief Financial Officer